UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.    Entry into a Material Definitive Agreement.

On February 26, 2018, the Federal Agricultural Mortgage Corporation (“Farmer Mac”), Farmer Mac Mortgage Securities Corporation (“FMMSC”), a wholly-owned subsidiary of Farmer Mac, and the National Rural Utilities Cooperative Finance Corporation (“CFC”) entered into a Second Amended and Restated First Supplemental Note Purchase Agreement (the “Amended Agreement”), which amends and restates in its entirety the Amended and Restated First Supplemental Note Purchase Agreement dated as of January 8, 2015 (the “Original Agreement”) and previously filed as Exhibit 10.1 to Farmer Mac’s Current Report on Form 8-K filed on January 13, 2015 with the U.S. Securities and Exchange Commission (“SEC”).  The parties entered into the Original Agreement and the Amended Agreement pursuant to the Amended and Restated Master Note Purchase Agreement, dated as of March 24, 2011 and previously filed as Exhibit 10.22 to Farmer Mac’s Quarterly Report on Form 10-Q filed on May 10, 2011 with the SEC, which governs the notes issued under the Amended Agreement by CFC and purchased by FMMSC. The Amended Agreement: (1) increases the limit for the aggregate principal amount of notes outstanding from $4.5 billion to $5.2 billion (and to $5.5 billion upon termination of the $300 million revolving note purchase facility currently in place between the parties); and (2) extends the borrowing period from January 11, 2020 (with an automatic one-year renewal without notice by either party to the contrary) to January 11, 2022 (with an automatic one-year renewal without notice by either party to the contrary).

CFC is the second-largest owner of Farmer Mac’s Class A voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 3, 2017 and filed with the SEC on that same date. CFC also owns shares of Farmer Mac’s 5.875% Non-Cumulative Preferred Stock, Series A; 6.875% Non-Cumulative Preferred Stock, Series B; and 6.000% Non-Cumulative Preferred Stock, Series C. The Amended Agreement described above was entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other business counterparties that do not have a related party relationship with Farmer Mac.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

On February 27, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Mac approved the following changes in base salaries of the executive officers named below, to be effective retroactively to January 1, 2018:

•	R. Dale Lynch, Executive Vice President – Chief Financial Officer and Treasurer: increase from $451,000 per year to $456,000 per year.

•	John C. Covington, Senior Vice President – Agricultural Finance: increase from $365,000 per year to $370,000 per year.

•	Stephen P. Mullery, Senior Vice President – General Counsel: increase from $410,000 per year to $415,000 per year.

The increases to the annual base salaries of Messrs. Lynch, Covington, and Mullery reflect the Committee’s determination to grant annual merit increases of $5,000 to each of them, which reflects an increase of approximately 1.1%, 1.4%, and 1.2% in each of their annual base salaries, respectively.

Item 7.01.    Regulation FD Disclosure.

On March 1, 2018, Farmer Mac issued a press release to announce the date and time of the conference call that Farmer Mac will hold to discuss its financial results for the fiscal quarter and year ended December 31, 2017. A copy of the press release is attached to this report as Exhibit 99. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor will any of such information or Exhibit be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99    Press Release dated March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    March 1, 2018